KPMG LLP 201 Main Street Suite 2200 Fort Worth, TX 76102
Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-277671 and 333-281885) on Form S-3 and in the registration statement (No. 333-271045) on Form S-8 of our report dated March 4, 2025, with respect to the consolidated financial statements of TXO Partners, L.P.

/s/ KPMG LLP
Fort Worth, Texas
March 4, 2025